EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated June 30, 1998 appearing on page 22 of NIKE, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
September 16, 1998